UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2011

AsiaInfo-Linkage, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15713	752506390
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street

Haidian District, Beijing 100086, China

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +8610 8216 6688

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On January 30, 2011, AsiaInfo-Linkage, Inc. (the “Company”) reported its fourth quarter and full year results for the period ended December 31, 2010. The Company’s earnings release for the fourth quarter and full year results is furnished herewith as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure

On January 30, 2011, the Company issued a press release announcing that its Board of Directors has authorized a stock repurchase program under which the Company may repurchase up to US$60.0 million in aggregate value of the outstanding common stock of the Company. Under the program, the Company may, from time to time for a period of twelve months, depending on market conditions, share price and other factors, make one or more purchases, on the open market or in privately negotiated transactions, of up to US$60.0 million in aggregate value of the Company’s outstanding common stock. Such purchases under the program will be made in accordance with applicable law and subject to any required regulatory approvals. Any common stock repurchased by the Company will become part of its treasury stock and may be used by the Company to finance or execute acquisitions, equity incentive plans, or other arrangements. A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Earnings release dated January 30, 2011 announcing the Company’s fourth quarter and full year results

99.2	Press release dated January 30, 2011 announcing the Company’s stock repurchase program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AsiaInfo-Linkage, Inc.

Date: January 31, 2011

	By:	/S/ Jun Wu
	Name:	Jun Wu
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Earnings release dated January 30, 2011 announcing the Company’s fourth quarter and full year results

99.2	Press release dated January 30, 2011 announcing the Company’s stock repurchase program